UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

Bare Metal Standard, Inc.

(Exact name of Registrant as specified in its charter)

Idaho	000-55018	47-5572388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3604 S. Banner Street, Boise, ID 83709

(Address of principal executive offices, including zip code)

(208) 898-9379

(Registrant's telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

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Item 8.01 Other Events.

Bare Metal Standard, Inc., an Idaho corporation, (the “Company” or “Registrant”) is filing this Current Report on Form 8-K to report its reliance on the order of the U.S. Securities and Exchange Commission (the “Commission”) issued on March 4, 2020 (the “Order”) in connection with the Company’s Quarterly Report on Form 10-Q for the period-ended April 30, 2020, which Order was supplemented and updated, as set forth below.

On March 4, 2020, the Commission issued an Order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934 (“Exchange Act”), which was supplemented by Release No. 34-88465 dated March 25, 2020. Pursuant to the Order, as supplemented on March 25, 2020, the Commission stated, in relevant part, as follows: “(a) [If] The registrant . . . is unable to meet a filing deadline due to circumstances related to COVID-19; (b) Any registrant relying on this Order furnishes to the Commission a Form 8-K . . . by the later of March 16 or original filing deadline of the report [June 15, 2020] stating:(1) that it is relying on this Order; (2) [and files] a brief description of the reasons why it could not file such report, schedule or form on a timely basis; (3) [and discloses] the estimated date by which the report, schedule, or form is expected to be filed; 4 (4) if appropriate, a risk factor explaining, if material, the impact of COVID-19 on its business; and [if applicable] (5) if the reason the subject report cannot be filed timely relates to the inability of any person, other than the registrant, to furnish any required opinion, report or certification, the Form 8-K shall have attached as an exhibit a statement signed by such person stating the specific reasons why such person is unable to furnish the required opinion, report or certification on or before the date such report must be filed. (c) The registrant or any person required to make any filings with respect to such a registrant files with the Commission any report, schedule, or form required to be filed no later than 45 days after the original due date; and (d) In any report, schedule or form filed by the applicable deadline pursuant to paragraph (c) above, the registrant must disclose that it is relying on this Order and state the reasons why it could not file such report, schedule or form on a timely basis.”

As a result of the travel and work restrictions stemming from the COVID-19 pandemic, the Company is unable to obtain the necessary financial records that it needs to permit the Company to finish the internal and external review process in order to file a timely and accurate Quarterly Report on Form 10-Q for the period-ended April 30, 2020 by the prescribed date of June 15, 2020, or by the extended date of June 22, 2020, even if the Company files for an extension on Form 12b-25.

In addition, we plan on including in our Quarterly Report on Form 10-Q a separate risk factor under “Management’s Discussion and Analysis” regarding the potential and actual impact on our business and operations, as a result of the growing presence and impact of the COVID-19 pandemic. The substance of the new risk factor disclosure is still in preparation as we evaluate the various governmental and non-governmental reports about business and banking closures in Idaho where the Company is located and the United States where the Company’s operations are conducted.

As a precaution, the State of Idaho has ordered and the Company has directed its key employees to work from home to the greatest extent possible, implementing self-confinement even if not showing any COVID-19 symptoms. While the City of Boise is presently in Stage 2 of re-opening under the Idaho Rebounds Program, we have been set back in preparation of the April 30, 2020 Form 10-Q during the period of closure.

Accordingly, in reliance upon the Order dated March 4, 2020, Release No. 34-88465, supplemented by Release No. 34-88465 dated March 25, 2020, the Company expects to file its Quarterly Report on Form 10-Q on or before 45 days from the original filing deadline of June 15, 2020, which will include an appropriate Risk Factor disclosure on the potential and actual impact of COVID-19 on the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BARE METAL STANDARD INC.

By:	/s/James Bedal

Title:	CEO/Director

Dated: May 20, 2020

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